EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                          LEXINGTON B&L FINANCIAL CORP.
              TO DEREGISTER WITH SECURITIES AND EXCHANGE COMMISSION

Lexington, Missouri, March 17, 2003 -- Lexington B&L Financial Corp. (Nasdaq
SmallCap: LXMO) announced today that it intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") on Friday, March 21. The Form 15 will terminate registration of the Company's common stock under the Securities and Exchange Act of 1934 (the "1934 Act"). The Company has requested that Nasdaq de-list the Company's common stock as of the opening of business on March 21.

Upon the filing of the Form 15, the obligations of Lexington B&L Financial Corp. to file with the SEC certain reports and forms, including 10-KSB, 10-QSB and 8-K will cease. Upon the effectiveness of the Form 15, which is anticipated to be within 90 days of filing, the obligations of Lexington B&L Financial Corp. to file proxy statements with the SEC will cease. In addition, the common stock of Lexington B&L Financial Corp. will no longer be listed on the Nasdaq SmallCap Market.

According to E. Steva Vialle, Chief Executive Officer, "Lexington B&L Financial Corp. is taking this action because with our small number of shareholders and shares outstanding, and the resulting low level of trading activity, continued listing on Nasdaq is no longer cost effective. The board of directors concluded that for Lexington B&L Financial Corp. the advantages of being a reporting company under the 1934 Act do not offset the costs and administrative burdens associated with a Nasdaq listing and SEC reporting requirements."

Lexington B&L Financial Corp. is the holding company for B & L Bank headquartered in Lexington, Missouri.


Contact:    E. Steva Vialle
            Chief Executive Officer
            (660) 259-2247